Exhibit 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR FILED OR REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, BUT ARE BEING ISSUED PURSUANT TO CERTAIN EXEMPTIONS THEREUNDER. THIS WARRANT, AND SUCH SHARES OF COMMON STOCK, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS WARRANT, AND SUCH SHARES OF COMMON STOCK, ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.

This Warrant Will Be Void After November 3, 2009

WARRANT

TO PURCHASE 72,917 SHARES OF COMMON STOCK OF

  TELANETIX, INC.

This is to certify that for value received, (the “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from TELANETIX, INC., a Delaware corporation (the “Company”), at any time and from time to time, but not later than November 3, 2009 (the “Expiration Date”), 72,917 shares of the Company's common stock, $0.0001 par value (the “Common Stock”) at a purchase price of One Dollar and Fifty Cents ($1.50) per share. The shares of the Common Stock deliverable upon such exercise are hereinafter sometimes referred to as “Warrant Stock,” and the exercise price of a share of Common Stock is hereinafter sometimes referred to as the “Exercise Price.” This Warrant is being issued by the Company pursuant to the terms of the Securities Purchase Agreement dated November 3, 2006 (the “Securities Purchase Agreement”) between the Company and Holder.

1. Exercise of Warrant. At any time on or before the Expiration Date, this Warrant may be exercised at any time in whole or in part; provided, however, in no event may Holder exercise less than Twenty Thousand (20,000) shares in any single exercise. If the date on which the Holder's right to purchase Common Stock expires is a day on which national banks in San Diego, California, are authorized by law to close, then that right shall expire on the next succeeding day that is not such a day. The Holder shall exercise all rights to purchase Common Stock by presenting and surrendering this Warrant to the Company with the attached Purchase Form, duly executed, and accompanied by payment (by wire transfer or other good funds) of the Exercise Price for the number of shares specified in such form. Upon receipt by the Company of this Warrant, in proper form for exercise, and receipt of payment of good funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise.

2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

3. Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share. If the Common Stock is listed or admitted to unlisted trading privileges, then the current market value shall mean the closing price of the Common Stock on the last business day prior to the exercise if this Warrant. If the Common Stock is not listed or admitted to unlisted trading privileges, then the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Company's board of directors.

4. Transfer, Assignment or Loss of Warrant.

(a)   This Warrant and the Warrant Stock, have not been filed or registered with the United States Securities and Exchange Commission or with the securities regulatory authority of any state. This Warrant and the Warrant Stock are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom. Upon receipt by the Company of evidence satisfactory to it that this Warrant has been legally and validly transferred or assigned, the Company will, at the request of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, exchange this Warrant for a replacement Warrant registered in such name or names as the Holder shall designate. If, at the time of such transfer or assignment, this Warrant and the Common Stock issuable upon the exercise hereof have not been registered under the Act, then each such transferee and assignee shall furnish the Company with investment representations and warranties satisfactory to the Company, but in any event as comprehensive as the representations and warranties provided by Holder in the Securities Purchase Agreement. The term “Warrant,” as used herein, includes any Warrants issued in substitution for or replacement of this Warrant.

(b)   Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant in the case of mutilation, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

(c)   The Company may cause any legend required under the Act and applicable state securities laws, or advisable in the opinion of its legal counsel, to be set forth on each Warrant, on each certificate representing Warrant Stock, and on any other security issued or issuable upon exercise of this Warrant not previously distributed to the public or sold to underwriters for distribution to the public.

5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder as the holder of this Warrant are limited to those expressed in this Warrant.

6. Anti-Dilution Provisions. If the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, then the Exercise Price in effect immediately prior to that subdivision or the issuance of that dividend shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock, then the Exercise Price in effect immediately prior to that combination shall be proportionately increased, effective at the close of business on the date of the subdivision, dividend or combination, as the case may be.

7. Termination of Warrant. Unless previously exercised in full, this Warrant will expire on the Expiration Date.

8. Reclassification, Reorganization or Merger. If any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property (a “Change”), then, as a condition of such Change, adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 8 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 8 shall similarly apply to successive Changes.

9. Holder Representations. The Company is issuing this Warrant to Holder, and any and all Warrant Stock to Holder, in reliance upon the representations made by Holder, effective as of the date of this Warrant, and the date of each exercise of this Warrant, set forth in Paragraph 3 of the Securities Purchase Agreement and accompanying Investor Questionnaire.

10. Miscellaneous. The provisions of Paragraph 6 (a), (b) and (c) of the Securities Purchase Agreement are incorporated herein by reference, with the word “Warrant” substituted for “Agreement”.

This Warrant is dated and effective as of November 3, 2006.

TELANETIX, INC.

By: ___________________________________
Thomas A. Szabo, Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

____________________________________

PURCHASE FORM

Date: ____________________

TO: TELANETIX, INC.:

The undersigned hereby confirms its representations sect forth in Paragraph 11 of the Warrant and irrevocably elects to exercise the Warrant to the extent of purchasing _________________________ (____________) shares of Common Stock, and hereby makes payment of _______________ Dollars and _________________ Cents ($__________) in payment of the Exercise Price thereof.

INSTRUCTIONS FOR ISSUANCE OF STOCK

Name: ___________________________________________________________

Address: _________________________________________________________

City, State, Zip: ___________________________________________________

Signature: ____________________________ Name _______________________ Date: _______________________